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                                                                  EXHIBIT 10.12


                                AMENDMENT 1994-I
                                       TO
               HILTON HOTELS RETIREMENT BENEFIT REPLACEMENT PLAN



       WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Retirement Benefit Replacement Plan (the "Replacement Plan") and the Hilton Hotels Retirement Plan (the "Retirement Plan"); and

       WHEREAS, as a result of federal legislation effective January 1, 1994, benefits attributable to each employee's compensation in excess of $150,000 will be provided by the Replacement Plan rather than the Retirement Plan; and

       WHEREAS, it is desirable to provide the Replacement Plan benefits from the general assets of the Company (rather than through grantor trusts) to those employees who are participants in the Replacement Plan but who are not also participants in the Hilton Supplemental Executive Retirement Plan; and

       WHEREAS, an amendment to the Replacement Plan to accomplish this purpose has been previously approved by the committee for the Retirement Plan.

       NOW, THEREFORE, BE IT RESOLVED, by virtue and in exercise of the power reserved to the Company pursuant to Section 4 of the Replacement Plan, such Plan is hereby amended effective January 1, 1994 in the following particulars:

       1. Subsection 2.6 is deleted in its entirety and there is substituted therefor the following:

        "2.6 Participant Grantor Trust Provisions. Notwithstanding the foregoing provisions of this Section 2, if the present value of a Participant's replacement benefits described in subsection 2.2 exceeds $1,000.00, and such Participant is also a participant in the Hilton Supplemental Executive Retirement Plan, then distribution of such replacement benefits shall be made to the Participant under Section 5 hereof."

       2. The following new sentence is hereby added as the initial sentence of Subsection 5.1:

       "The provisions of this Section 5 of this Plan (which includes this subsection 5.1 and all of the other


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   subsections of this Section 5) shall apply only to those Participants who are also participants in the Hilton Supplemental Executive Retirement
   Plan."


Date:  March 18, 1994.



                                                HILTON HOTELS CORPORATION



                                                By  William C. Lebo, Jr.



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